UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 22, 2024

Americold Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway,	South Tower, Suite 600
Atlanta,	Georgia	30328
(Address of principal executive offices)		(Zip Code)
(678) 441-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COLD	New York Stock Exchange

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders for fiscal year 2024, held on Wednesday, May 22, 2024, the following matters were submitted to a vote of the stockholders

Proposal One: Election of Trustees

Trustee Nominees	For	Against	Abstain	Broker Non-Votes
George J. Alburger, Jr.	245,828,776	11,010,504	79,324	8,130,475
Kelly H. Barrett	237,267,304	19,596,187	55,113	8,130,475
Robert L. Bass	248,863,488	7,976,566	78,550	8,130,475
George F. Chappelle Jr.	256,276,405	588,771	53,428	8,130,475
Antonio F. Fernandez	247,434,304	9,404,006	80,294	8,130,475
Pamela K. Kohn	255,286,341	1,577,721	54,542	8,130,475
David J. Neithercut	255,279,127	1,560,032	79,445	8,130,475
Mark R. Patterson	198,668,829	58,193,90	56,485	8,130,475
Andrew P. Power	256,521,587	314,404	82,613	8,130,475

Proposal Two: Advisory Vote on Compensation of Named Executive Officers

For	Against	Abstain	Broker Non-Votes
230,252,370	26,484,213	182,021	8,130,475

Proposal Three: Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain
259,484,822	5,517,332	46,925

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 23, 2024

Americold Realty Trust, Inc.

By:	/s/ E. Jay Wells
Name: E. Jay Wells
Title: Chief Financial Officer and Executive Vice President